Exhibit 26 (h) i. b. b1. i.

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT AMONG

VARIABLE INSURANCE PRODUCTS FUND

FIDELITY DISTRIBUTORS CORPORATION

and

CONNECTICUT MUTUAL LIFE INSURANCE COMPANY

WHREAS, CONNECTICUT MUTUAL LIE INSURANCE COMPANY (the “Company”), VARIABLE INSURANCE PRODUCTS FUND (the “Fund) and FIDELITY DISTRIBUTORS CORPORATION have previously entered into a Participation Agreement (the “agreement”) containing certain arrangements concerning prospectus costs; and

WHEREAS, the Trustees of the Fund have approved certain changes to the expense structure of the Fund; and

NOW, THEREFORE, the parties do hereby agree to amend the Agreement by substituting the following arrangement in place of any inconsistent language in the Participation Agreement, wherever found:

1. The Fund will provide to the Company each year, at the fund’s cost, such number of prospectuses and Statements of Additional Information as are actually distributed to the Company’s then-existing variable life and/or variable annuity contract owners.

2. If the Company takes camera-ready film or computer diskettes containing the fund’s prospectus and/or Statement of Additional Information in lieu of receiving hard copies of these documents, the Fund will reimburse the Company in an amount computed as follows. The number of prospectuses and Statements of Additional Information actually distributed to existing contract owners by the Company will be multiplied by the Fund’s actual per-unit cost of printing the documents.

3. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund in order to verify that the prospectuses and Statements of Additional Information provided to the company, or the reimbursement made to the company, are or have been used only for the purposes set forth hereinabove.

IN WITNESS WHEREOF we have set our hand as of the 15th day of December, 1994.

CONNECTICUT MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Donald Pond
Name:	Donald Pond
Title:	Chief Operating Officer

VARIABLE INSUARNCE PRODUCTS FUND		FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ J. Gary Burkhead	By:	/s/ Kurt A. Lange
Name:	J. Gary Burkhead	Name:	Kurt A. Lane
Title:	Senior Vice President	Title	President

Amendment to Participation Agreement

This Amendment dated 7/25, 2000 amends the Participation Agreement (“Agreement) dated as of April 1, 1994 among Connecticut Mutual Life Insurance Company, Fidelity Distributors Corporation and Variable Insurance Products Fund.

WHEREAS, Massachusetts Mutual Life Insurance Company as succeeded to the rights and obligations of Connecticut Mutual Life Insurance Company for all purposes relevant to the Agreement; and

NOW, THEREFORE, the parties hereby agree as follows:

1. Massachusetts Mutual Life Insurance Company assumes all rights ad obligations of Connecticut Mutual Life Insurance Company under the Agreement.

2. All references in the Agreement to Connecticut Mutual Life Insurance Company or to the “Company” shall refer to Massachusetts Mutual Life Insurance Company

3. Section 2.5 is replaced in its entirety with the following:

2.5(a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The fund has adopted a “no fee” or “defensive” Rule 12-b1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of this Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund’s Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

4. Schedules A and C of the Agreement are hereby replaced with the revised Schedules A and C, attached hereto and incorporated by reference.

5. The Agreement, as supplemented by this Amendment, is ratified and confirmed.

Massachusetts Mutual Insurance Company

(successor to Connecticut Mutual Life Insurance Company)

By:	/s/ Anne Melissa Dowling
Name:	Anne Melissa Dowling
Title:	Senior Vice President

Fidelity Distributors Corporation		Variable Insurance Products Fund

By:	/s/ Kevin J. Kelly	By:	/s/ Robert C. Pozen
Name:	Kevin J. Kelly	Name:	Robert C. Pozen
Title:	Vice President	Title:	Senior Vice President

[page break]

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers (and Product Names) of Contracts Funded by Separate Account
Connecticut Mutual Variable Life Separate Account I (March 3, 1994)	VUL-94 (Blue Chip Variable Universal Life Policy)

Massachusetts Mutual Variable Life Separate Account I (July 13, 1998)	VUL-94 (Blue Chip Variable Universal Life Policy)

SL 10-9800 (Strategic Life 10)

Massachusetts Mutual Variable Annuity Separate Account 4 (July 9, 1997)	MUVA: 94 (MassMutual Artistry)

MUVA: 94 (Panorama Premier)

MUVA: 94 (Panorama Premier)

[page break]

SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

MML Series Investment Fund:

MML Equity Income

MML Money Market Fund

MML Managed Bond Fund

MML Blend Fund

MML Small Cap Value Equity Fund

MML Equity Index Fund

MML Growth Equity Fund

MML Small Cap Growth Equity fund

MML OTC 100 fund

MML Emerging Growth fund

MML Large Cap Value Fund

Panorama Series Fund, Inc.:

PSF Total Return Portfolio

PFS Growth Portfolio

Oppenheimer International Growth Fund/VA

PFS LifeSpan Diversified Income Portfolio

PFS LifeSpan Balanced Portfolio

PFS LifeSpan Capital Appreciation Portfolio

Oppenheimer Variable Account Funds:

Oppenheimer Small Cap Growth Fund

Oppenheimer Global Securities Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Strategic Bond Fund

Oppenheimer Aggressive Growth Fund/VA

Oppenheimer Bond Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Main Street Growth & Income Fund®/VA

Oppenheimer Multiple Strategies Fund/VA

Oppenheimer High Income Fund/VA

OFFITBANK Variable Insurance Fund, Inc.:

OFFITBANK High Yield Fund

OFFITBANK Investment Grade Global Debt Fund

OFFITBANK High Emerging Markets Fund

Fidelity® Variable Insurance Products Fund:

Fidelity Money Market Fund

Fidelity High Income Portfolio

Fidelity Overseas Portfolio

[page break]

Fidelity Growth Portfolio

Fidelity Variable Insurance Products Fund II:

Fidelity Index 500 Fund

Fidelity Contrafund Portfolio

Fidelity Variable Insurance Products Fund III:

Fidelity Growth Opportunities Portfolio

T. Rowe Price Equity Series, Inc.:

Mid-Cap Growth Portfolio

New America Growth Portfolio

T. Rowe Price Fixed Income Series, Inc.:

Limited-Term Bond Portfolio

Goldman Sachs Variable Insurance Trust:

Goldman Sachs Capital Growth Fund

Goldman Sachs Mid Cap Equity Fund

Goldman Sachs CORE U.S. Equity Fund

Goldman Sachs Growth and Income Fund

Goldman Sachs International Equity Fund

MFS® Variable Insurance Trust:

MFS New Discovery Series

MFS Research Series

MFS Emerging Growth Series

MFS Growth with Income Series

Calvert Variable Series, Inc.:

Calvert Social Balanced Portfolio

INVESCO Variable Investment Funds, Inc.

INVESCO VIF – Health Sciences Fund

INVESCO VIF – Technology Fund

INVESCO VIF – Financial services Fund

American Century Variable Portfolios, Inc.:

American Century VP Value Fund

American Century VP Income & Growth Fund

Janus Aspen Series:

Janus Aspen Capital Appreciation Portfolio

Janus Aspen Worldwide Growth Portfolio

Janus Aspen Balanced Portfolio

[page break]

Franklin Templeton Variable Insurance Products Trust

Templeton Foreign Securities Fund (Class 2)

Deutsche Asset Management VIT Funds:

Deutsche VIT EAFE Index Fund

Deutsche VIT Small Cap Index Fund